Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of KVH Industries, Inc. (the “Company”) for the year ended December 31, 2010, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned President, Chief Executive Officer and Chairman of the Board, and Chief Financial and Accounting Officer of the Company, certifies, to the best knowledge and belief of the signatory, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Martin A. Kits van Heyningen	/s/ Patrick J. Spratt
Martin A. Kits van Heyningen	Patrick J. Spratt
President, Chief Executive Officer and Chairman of the Board	Chief Financial and Accounting Officer

Date: March 14, 2011	Date: March 14, 2011